EXHIBIT 10.60

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the "Agreement") is made and entered into as of this 6th day of December, 2015, by and between Spirit Aerosystems, Inc. (the "Company"), Spirit Aerosystems Holdings, Inc., the parent of the Company (the "Parent"), and Jon Lammers (the "Executive").

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Resignation. The Executive shall resign from his position as Senior Vice President, General Counsel and Corporate Secretary of the Company and from all other positions he holds as an officer of the Company, the Parent or any of their respective subsidiaries effective January 3, 2016 (the "Separation Date"), and the Company and the Executive agree that Executive's employment with the Company will terminate at the end of the day on the Separation Date. The Executive further agrees that he will not thereafter seek reinstatement, recall or re-employment with the Company, the Parent or any of their respective subsidiaries or affiliates.

2.     Payments.

(a) Payments. As severance, the Company shall pay the Executive three separate lump sum payments of Six Hundred Thousand Dollars ($600,000.00) each, subject to this Agreement becoming effective as described in Paragraph 10(c). The amounts to be paid hereunder shall be treated as a right to a series of separate payments in accordance with Treasury Regulation Section 1.409A-2(b)(2)(iii). The first such Six Hundred Thousand Dollar ($600,000.00) payment shall be made in January of 2016, in accordance with Treasury Regulation Section 1.409A-l(b)(4). The second payment shall be made on September 30, 2016, and the third payment shall be made on March 31, 2017, both in accordance with the requirements under Treasury Regulation Section 1.409A-1(c)(3)(v). The Company and the Executive acknowledge and agree that the payments made under this Paragraph 2(a) are "wages" for purposes of FICA, FUTA and income tax withholding and such taxes shall be withheld from the payments made hereunder. Five thousand dollars ($5,000.00) of the payments hereunder shall be in consideration of the release of any claim under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and as described in Paragraph 3 hereof, and the Executive agrees that such consideration is in addition to anything of value to which he is already entitled. The remainder of the payments shall be in consideration of the release described below in Paragraph 3, the Covenant Not to Sue described in Paragraph 4, the protective agreements described in Paragraphs 6 and 7 and the obligation to cooperate described in Paragraph 14.

(b) Other Benefits and Other Continuing Rights. In addition to the above payments, the Company shall (1) pay the full premium for the Executive's family continuation coverage under the Company's medical and dental insurance plans ("COBRA coverage") through July 31, 2017 or the date the Executive becomes eligible for coverage under another group health plan that does not impose preexisting condition limitations on the Executive's coverage ("New Health Coverage"), whichever occurs first; provided, however, that nothing herein shall be construed to extend the period of time over which such COBRA coverage may be provided to the Executive beyond that mandated by law, and the Executive shall promptly notify the Company if and when he becomes eligible for New Health Coverage; and (2) pay up to Twenty Thousand Dollars ($20,000) to an outplacement agency selected by the Company, for outplacement services provided to the Executive, as monitored by the Company, with payments to be made pursuant to terms to be agreed between the Company and the outplacement agency. The Executive agrees that, except for (1) his accrued base salary earned through the Separation Date, (2) unused earned time off ("ETO") to which the Executive was entitled as of the Separation Date, (3) payments due under this Agreement, and (4) awards made (if any) and benefits accrued (if any) on or before the Separation Date under the terms of one or more Company benefit plans, including, but not limited to, the Spirit AeroSystems Holdings, Inc. Omnibus Incentive Plan ("OIP") (including the Short-Term Incentive Program ("STIP") and Long-Term Incentive Program ("LTIP") under the OIP), the Spirit AeroSystems Holdings, Inc. Deferred Compensation Plan ("DCP"), and the Spirit AeroSystems Holdings, Inc. Retirement and Savings Plan ("RSP"), he has been paid all other compensation due to him, including but not limited to all salary, bonuses, deferred compensation, incentives and all other compensation of any nature whatsoever. For purposes of vesting of stock awards previously made under the OIP, STIP, and LTIP, if any, service will be credited only through the Separation Date. Except as set forth in this Agreement, no other sums (contingent or otherwise) shall be paid to the Executive in respect of his employment by the Company, and any such sums (whether or not owed) are hereby expressly waived by the Executive.     The foregoing notwithstanding, following the Separation Date, the Executive (i) may elect to continue his family health and dental insurance coverage, as mandated by COBRA, which may continue to the extent required by applicable law and shall be paid for by the Company to the extent required by this Agreement, and (ii) shall be entitled to receive his account balance and accrued benefit, as applicable, under the DCP (including the December 2015 contribution) and Parent's Retirement and Savings Plan in accordance with the terms of such plan, and (iii) shall be entitled to perquisite benefits for 2016.

The Executive acknowledges that he has read, understands, and will comply with the Company's Insider Trading Policy, including its pre-clearance process and the prohibition on trading while in possession of any material non-public information of any kind, whether or not the decision to trade is based on material non-public information in his possession.

(c) Reimbursement of Expenses. The Company shall reimburse the Executive for any and all business expenses for which he is entitled to reimbursement under the Company's expense reimbursement policies and procedures in effect on the Separation Date. All expenses for reimbursement shall be submitted within thirty (30) days from the date of this Agreement, and the Company shall process such expenses promptly. Any expenses submitted after this thirty (30) day period will not be paid.

(d) Continuing Entitlement. The Executive acknowledges that his continuing entitlement to payments under this Paragraph 2 shall be conditioned upon his continuing compliance with Paragraphs 4, 5, 6, 7, l0(a) and 14 of the Agreement and any material violation of Paragraphs 4, 5, 6, 7, 10(a) or 14 by the Executive shall terminate the Company's obligation to continue to make payments in accordance with this Paragraph 2.

3. Release. As a material inducement to the Company and the Parent to enter into this Agreement and in consideration of the payments to be made by the Company to the Executive in accordance with Paragraph 2 above, the Executive, on behalf of himself, his representatives, agents, estate, heirs, successors and assigns, and with full understanding of the contents and legal effect of this Agreement and having the right and opportunity to consult with his counsel, releases and discharges the Company, the Parent, and their respective shareholders, officers, directors, supervisors, members, managers, employees, agents, representatives, attorneys, insurers, parent companies, divisions, subsidiaries, affiliates and all employee benefit plans sponsored or contributed to by the Company or the Parent (including any fiduciaries thereof), and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the "Released Parties") from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy, arising out of or related to Executive's hire, benefits, employment or separation from employment with the Company, the Parent or any of their respective subsidiaries; provided, however, and subject to Paragraph 4 below, the Agreement is not intended to and does not limit the Executive's right to file a charge or participate in an investigative proceeding of the EEOC or another governmental agency. Without limiting the generality of the foregoing, it being the intention of the parties to make this release of employment-related claims as broad and as general as the law permits, this release specifically includes, but is not limited to, and is intended to explicitly release, any claims under that certain Amended and Restated Employment Agreement between the Executive and the Company, entered into on September 18, 2012 to be effective as of July 24, 2012 (the "Employment Agreement"); any and all subject matter and claims arising from any alleged violation by the Released Parties under the ADEA; the Fair Labor Standards Act; Title V II of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended (whether such subject matter or claims are brought on an individual basis, a class representative basis, or otherwise on behalf of an employee benefit plan or trust); the Kansas Act Against Discrimination, the Kansas Age Discrimination in Employment Act, the Kansas wage payment statutes, and other similar state or local laws; the Americans with Disabilities Act; the Family and Medical Leave Act; the Genetic Information Nondiscrimination Act of 2008; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141 ; and any other statutory claim, tort claim, employment or other contract or implied contract claim, or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, invasion of privacy, or any other claim, arising out of or involving his employment with the Company, the Parent or any of their respective subsidiaries, the termination of such employment, or involving any other matter in the scope of the release, including but not limited to the continuing effects of his employment with the Company, the Parent or any of their respective subsidiaries or termination of such employment. The Executive further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge. The Executive hereby expressly waives, surrenders and agrees to forgo any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of Kansas. The foregoing notwithstanding, the Company and the Parent hereby acknowledge and agree that the foregoing release shall not apply with respect to the Executive's right (i) to enforce the terms of this Agreement, and (ii) to the maximum extent permitted by law, to indemnification as an officer of the Company and the Parent in accordance with the Company's and the Parent's certificate of incorporation and bylaws and the terms of any indemnification agreement with the Parent and/or the Company to which the Executive is a party as of the date hereof, and to continued coverage under the Company's and its Parent's Directors and Officers liability insurance policies as in effect from time to time.

The Executive agrees, represents and warrants that the Executive is the sole owner of the claims that are released in this Agreement and that the Executive has the full right and power to grant, execute and deliver the releases and promises in this Agreement. The consideration offered in this Agreement (including, without limitation, the payments described in Paragraph 2(a)) is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to and shall not receive any further recovery of any kind from the Company or the Parent, and that in the event of any further proceedings whatsoever based upon any matter released herein, the Company or the Parent shall have no further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses and attorneys' fees incurred by the Executive or on the Executive's behalf.

4. Covenant Not to Sue. The Executive, for himself, his heirs, executors, administrators, successors and assigns agrees not to bring, file, claim, sue or cause, or permit to be brought, filed, or claimed any action, cause of action, or proceeding (except for any claim for unemployment benefits) regarding or in any way related to any of the claims described in Paragraph 3 above, and further agrees that this Agreement will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If the Executive files a charge or participates in an investigative proceeding of the EEOC or another governmental agency, or is otherwise made a party to any proceedings described in Paragraph 3 above, the Executive will not seek and will not accept any personal equitable or monetary relief in connection with such charge or investigative or other proceeding; provided, however, that Executive may accept any unemployment benefits he is awarded by the Kansas Department of Labor.

5.     [Intentionally Omitted]

6. No Disparaging, Untrue Or Misleading Statements. The Executive represents and agrees that he will not knowingly make to any third party any disparaging, untrue, or misleading written or oral statements about or relating to the Company or Parent or their products or services (or about or relating to any officer, director, agent, employee, or other person acting on the Company or Parent's behalf); provided, however, that the foregoing provision shall not be effective with respect to any information required to be disclosed by the Executive by the order of a court or administrative agency, subpoena, or other legal or administrative demand; provided, further, however, that (i) in the event that the Executive seeks to make any such statement pursuant to the order of a court or administrative agency, subpoena, or other legal or administrative demand, the Executive will cooperate with the Company and provide the Company with prompt written notice of such request, take all steps requested by the Company (at the Company's expense) to defend against the compulsory disclosure, and permit the Company to participate with counsel of its choice in any proceeding relating to the compulsory disclosure and (ii) any such disclosure shall be subject to the Executive's obligations with regard to the Company's and the Parent's attorney-client and work product privileged information set forth in Paragraph 7. The Company and the Parent agree to use reasonable efforts to ensure that its "named executive officers", as such term is defined under Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, and their Board members do not make to any third party any disparaging, untrue, or misleading written or oral statements about or relating to the Executive; provided, however, that the foregoing provision shall not be effective with respect to any information required to be disclosed by the Company or Parent's named executive officers or Board members by the order of a court or administrative agency, subpoena, or other legal or administrative demand; provided, further, however, that in the event that the Company or Parent seeks to make any such statement pursuant to the order of a court or administrative agency, subpoena, or other legal or administrative demand, it will cooperate with the Executive and provide the Executive with prompt written notice of such request, take all steps requested by the Executive (at the Executive's expense) to defend against the compulsory disclosure, and permit the Executive to participate with counsel of his choice in any proceeding relating to the compulsory disclosure.

7. Confidential Information, Intellectual Property, Non-Competition and Non- Solicitation. In addition to any agreement related to intellectual property rights, trade secrets, confidential information and/or work products previously executed by the Executive, the Executive agrees that all Intellectual Property (as defined below) that the Executive, individually or jointly with others (in whole or in part), invented, discovered, originated, conceived, designed, drew, developed, wrote, prepared, or participated in through the Separation Date, whether during working hours or otherwise, that arose out of, relates or related to, is or was suggested by, or results or resulted from the Company's trade secrets, confidential or proprietary information, his duties for the Company, the Company's business, or Company's anticipated business development ("Employer Rights") is the sole property of the Company and a "work made for hire" and/or "invention for hire." To the extent all Employer Rights do not automatically vest in the Company by operation of law or otherwise, the Executive hereby assigns and grants to the Company all of the right, title, and interest of every kind and nature in any such Employer Rights, free and clear of liens, claims, or encumbrances, without additional compensation for doing so. The Executive agrees to assist the Company at its expense for out of-pocket expenses reasonably incurred in perfecting the Company's rights in the Employer Rights, and hereby irrevocably appoints the Company his attorney-in-fact to execute and file any documents necessary or convenient for that purpose. The Executive hereby waives any moral rights to any Employer Rights. For the purposes of this Agreement, the term "Intellectual Property" means on a worldwide basis, any and all now known or hereafter known tangible and intangible intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license, or otherwise, including without limitation, trademarks, copyrights, inventions, and patents, and all applications and registrations thereof. Nothing in this paragraph requires the assignment of any rights in any inventions (as that term is used in applicable law) for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by the Executive for the Company. By signing the Executive's name below, he acknowledges being been given written notice of this exception.

The Executive further agree that he will not at any time divulge to any other entity or person any confidential information acquired by him concerning the financial or legal affairs of the Company, the Parent, their affiliates and subsidiaries, their officers, directors, employees and/or shareholders or the Company's business processes or methods or research, and safety processes, procedures, or initiatives, development or marketing programs or plans, any other of its trade secrets, any information concerning this Agreement or the terms thereof or any information regarding discussions related to any of the foregoing or make, write, publish, produce or in any way participate in placing into the public domain any statement, opinion or information with respect to any of the foregoing or which reflects adversely upon or would reasonably impair the reputation or best interests of the Company, the Parent or any of their directors, officers, employees or agents. During the course of the Executive's employment he received and was privy to the Company's and the Parent's attorney-client and work product privileged information. The Executive specifically acknowledges and agrees that he does not have the authority to address the Company's and Parent's legal affairs or to waive the Company's and Parent's attorney-client privilege or work product privilege, and agrees that he will not disclose any such information. Confidential information does not include any information that has been otherwise publicly disclosed or made publicly available by the Company or Parent or is otherwise generally known to the public other than as the result of a breach by the Executive of this Agreement. This Paragraph 7 does not prohibit the disclosure of (i) information which is required to be disclosed by court order, subpoena or other judicial process, subject to provisions of this Agreement (ii) information regarding the Executive's responsibilities during his employment with the Company to prospective employers in connection with an application for employment, (iii) information regarding the financial terms of this Agreement to the Executive's spouse or tax advisor for purposes of obtaining tax advice provided that such persons are made aware of and agree to comply with the confidentiality obligation, or (iv) information disclosed to the Executive's attorney to determine whether he should enter into this Agreement, or if necessary, to enforce the terms of this Agreement.

In the event that the Executive seeks to make disclosure under any agency or law enforcement investigation, court order, subpoena, or other judicial process, the Executive will cooperate with the Company and provide the Company with prompt written notice of such request, take all steps requested by the Company (at the Company's expense) to defend against the compulsory disclosure of confidential information, and permit the Company to participate with counsel of its choice in any proceeding relating to the compulsory disclosure.

The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial or any posting on the Internet. In addition to any and all other remedies available to the Company for any violation of this paragraph, the Executive agrees to immediately remit and disgorge to the Company any and all payments paid or payable to him in connection with or as a result of engaging in any of the above acts.

In addition to the foregoing, the Executive further acknowledges and agrees that he shall continue to be bound by the terms and conditions of Section 4 of the Employment Agreement, the terms of which are incorporated herein by reference, except that the term of the non-compete in Section 4(c) of the Employment Agreement shall be narrowed to one (1) year after the Separation Date, and Section 4(d) shall be stricken and replaced with the following:

"(d) Non-Solicitation. In addition, during the term of the Employee's employment by the Company and for a period of one (1) year after termination of such employment, neither Employee nor any person or entity with Employee's assistance nor any entity that the Employee directly or indirectly controls shall, directly or indirectly, (1) solicit or take any action to induce (A) any employee to quit or terminate their employment with the Company or the Company's affiliates or (B) any customer to cease doing business with, or reduce or modify its business with, the Company or the Company's affiliates, or (2) employ as an employee, independent contractor, consultant, or in any other position, any person who was an employee of the Company or the Company's affiliates at any time during the six (6) month period prior to the date of such hire."

8. Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify the Agreement so that, once modified, the Agreement will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

9. Waiver. A waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or estoppel of any subsequent breach by such breaching party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Executive, as applicable.

l 0.     Miscellaneous Provisions.

(a) Non-Disclosure. Other than as mandated by law, the Executive agrees that he will keep the terms and amounts set forth in this Agreement completely confidential and will not disclose any information concerning this Agreement's terms and amounts to any person other than his attorney, accountant, tax advisor, or immediate family. Should the Executive disclose information about this Agreement to his immediate family, his attorney and/or tax and financial advisors, he shall advise such persons that they must maintain the strict confidentiality of such information and must not disclose it unless otherwise required by law.

(b) Representation. The Executive represents and certifies that he has carefully read and fully understands all of the provisions and effects of this Agreement, has knowingly and voluntarily entered into this Agreement freely and without coercion, and acknowledges that on December 1, 2015, the Company advised him to consult with an attorney prior to executing this Agreement and further advised him that he had more than twenty-one (21) days within which to review and consider this Agreement and that he is to return this Agreement, as executed, by January 3, 2016. If the Executive returns the executed Agreement prior to January 3, 2016, he shall, as a condition to his entitlement to receive payments under Paragraph 2, return an executed reaffirmed signature page on January 3, 2016. The Executive is voluntarily entering into this Agreement, and neither the Company nor its employees, officers, directors, representatives, attorneys or other agents made any representations concerning the terms or effects of this Agreement other than those contained in the Agreement itself and the Executive is not relying on any statement or representation by the Company or any other Released Parties in executing this Agreement. The Executive is relying on his own judgment and that of his attorney to the extent so retained. The Executive also specifically affirms that this Agreement clearly expresses his intent to waive fraudulent inducement claims, and that he disclaims any reliance on representations about any of the specific matters in dispute.

(c) Revocation. The Executive acknowledges that he has seven (7) days from the date he signs this Agreement in which to revoke his acceptance of the ADEA portion of this Agreement, and such portion of this Agreement will not be effective or enforceable until such seven (7) day period has expired. To be effective, any such revocation must be in writing and delivered to the Company's principal place of business on or before the seventh day after signing and must expressly state the Executive's intention to revoke the ADEA portion of this Agreement. If the Executive revokes his acceptance of the ADEA portion of the Agreement, the remainder of the Agreement shall remain in full force and effect as to all of its terms except for the release of claims under the ADEA (and the consideration attributable thereto), and the Company will have three (3) business days to rescind the entire Agreement by so notifying the Executive.

(d) Return of Property. Except for the Executive's iPad, iPhone and home printer which are not required to be returned to the Company, on or before the Separation Date, the Executive shall have returned to the Company all of the Company's and the Parent's and their respective subsidiaries' property that was in the Executive's possession, custody or control by the Separation Date, including, without limitation, (a) all keys, access cards, credit cards, computer hardware, computer software, data, materials, documents, records, policies, client and customer information, marketing information, design information, specifications and plans, data base information and lists, and any other property or information of the Company, the Parent and their subsidiaries (whether those materials are in paper or computer-stored form), and (b) all documents and other property containing, summarizing, or describing any confidential information, including all originals and copies. The Executive affirms that he will not retain any such property or information in any form, and will not give copies of such property or information or disclose their contents to any other person.
11. Complete Agreement. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings, whether oral or written, between the parties pertaining to actual or potential claims arising from the Executive's employment with the Company and the Parent or the termination of the Executive's employment with the Company and the Parent, including, but not limited to, the Employment Agreement; provided, however, that all obligations arising under Section 4 of the Employment Agreement, which are incorporated herein by reference, shall not be superseded, shall be unaffected hereby and shall remain in full force and effect, except as amended by this Agreement. The Executive expressly warrants and represents that no promise or agreement which is not herein expressed has been made to him in executing this Agreement.

12. No Pending or Future Lawsuits. The Executive represents that he has no lawsuits, claims or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the Released Parties. The Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the Released Parties.

13. No Admission of Liability. The Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or known disputed claims by the Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or known claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or any third party.

14. Future Cooperation. Upon request and reasonable notice, the Executive agrees to provide his reasonable assistance and cooperation in any matter or matters (including but not limited to any negotiations with customers or suppliers, law enforcement investigations or proceedings, mediations, arbitrations, lawsuits, or otherwise, including but not limited to matters relating to ongoing arbitration or other litigated matters with customers or suppliers) relating to his expertise or experience as the Company may reasonably request, including consulting, training, the preparation for, and/or attendance at any hearing or proceeding i n the Company's defense or prosecution of any existing or future actions, arbitrations, claims or litigations of which the Company identifies the Executive as potentially having knowledge, where deemed reasonably appropriate by the Company; provided that the Company shall make reasonable efforts to minimize disruption of the Executive's other activities. The Company will reimburse the Executive for the reasonable costs and expenses in connection therewith, provided however that such payments are not intended to influence in any way the testimony the Executive gives under oath, and the Company expects the Executive to testify truthfully. The Company's agreement to reimburse the Executive through this Agreement is not based, conditioned or contingent in any way on the substance, content or efficacy of the Executive's testimony, or the outcome of any particular matter. The Company is reimbursing the Executive for the revenue the Executive loses while spending time relating to these issues, and the Executive's reasonable expenses due to the same.

15. Amendment. This Agreement may not be altered, amended, or modified except in writing signed by both the Executive and the Company.

16. Joint Participation. The parties hereto participated jointly in the negotiation and preparation of this Agreement, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon the Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party or in favor of any party. This Agreement shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

17.    Mediation and Arbitration.

(a) Mediation. The Executive and the Company agree to submit, prior to arbitration, all unsettled claims, disputes, controversies, and other matters in question between them arising out of or relating to this Agreement (including but not limited to any claim that the Agreement or any of its provisions is invalid, illegal, or otherwise voidable or void) ("Disputes") to mediation in Wichita, Kansas. The foregoing notwithstanding, the terms of this Paragraph 17 shall not apply with respect to any Disputes under Paragraph 7 of this Agreement which Disputes shall continue to be subject to the terms of Paragraphs 7 and 18 of this Agreement. The mediation shall be private, confidential, voluntary, and nonbinding. Any party may withdraw from the mediation at any time before signing a settlement agreement upon written notice to each other party and to the mediator. The mediator shall be neutral and impartial. The mediator shall be disqualified as a witness, consultant, expert, or counsel for either party with respect to the matters in Dispute and any related matters. The Company and the Executive shall pay their respective attorneys' fees and other costs associated with the mediation, and the Company and the Executive shall equally bear the costs and fees of the mediator. If a Dispute cannot be resolved through mediation within ninety (90) days of being submitted to mediation, the parties agree to submit the Dispute to arbitration.

(b) Arbitration. Subject to Paragraph 17(a), all Disputes will be submitted for binding arbitration pursuant to the rules of the Kansas Uniform Arbitration Act on demand of either party. Such arbitration proceeding will be conducted in Wichita, Kansas and, except as otherwise provided in this Agreement, will be heard by one (1) arbitrator in accordance with the rules of the Kansas Uniform Arbitration Act then in effect. The arbitrator will have the right to award or include in his award any relief which he or she deems proper under the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and reasonable attorneys' fees and costs, provided that the arbitrator will not have the right to amend or modify the terms of this Agreement. The award and decision of the arbitrator will be conclusive and binding upon all parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction. Except as specified above, the Company and the Executive shall pay their respective attorneys' fees and other costs associated with the arbitration, and the Company and the Executive shall equally bear the costs and fees of the arbitrator.

(c) Confidentiality. The Executive and Company agree that they will not disclose, or permit those acting on their behalf to disclose, any aspect of the proceedings under Paragraph 17(a) and Paragraph 17(b), including but not limited to the resolution or the existence or amount of any award, to any person, firm, organization, or entity of any character or nature, unless divulged (i) to an agency of the federal or state government, (ii) pursuant to a court order, (iii) pursuant to a requirement of law, (iv) pursuant to prior written consent of the Company or the Executive, or (v) pursuant to a legal proceeding to enforce a settlement agreement or arbitration award. This provision is not intended to prohibit nor does it prohibit the Executive's or Company's disclosures of the terms of any settlement or arbitration award to their attorney(s), accountant(s), financial advisor(s), or family members, provided that such persons comply with the provisions of this paragraph.

(d) Injunctions. Notwithstanding anything to the contrary contained in this Paragraph 17, the Company and the Executive shall have the right to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that Company and the Executive must contemporaneously submit the Disputes (except for Disputes arising under Paragraph 7 of this Agreement) for non-binding mediation under Paragraph l7(a) and then for arbitration under Paragraph 17(b) on the merits as provided herein if such Disputes cannot be resolved through mediation.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas, and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Wichita, Kansas. In addition, the Executive and the Company waive any right he or it may otherwise have to a trial by jury in any action to enforce the terms of this Agreement.

19. Execution of Agreement. This Agreement may be executed in counterparts, each of which shall be considered an original, but which when taken together, shall constitute one Agreement. This Agreement, to the extent signed and delivered by means of a facsimile machine or by PDF file (portable document format file), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the originally signed version delivered in person. At the request of any party hereto, each other party shall re-execute original forms hereof and deliver them to all other parties.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT CONTAINS A RELEASE OF ALL

KNOWN AND UNKNOWN EMPLOYMENT-RELATED CLAIMS, INCLUDING THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

IN WITNESS WHEREOF, the Executive, the Company and the Parent have voluntarily signed this Separation Agreement and Release consisting of twelve (12) pages effective as of the first date set forth above.

SPIRIT AEROSYSTEMS, INC.

By: /s/ Sam Marnick
Its: SVP/Chief Administration Officer        /s/ Jon Lammers
Jon Lammers

SPIRIT AEROSYSTEMS HOLDINGS, INC.
By: /s/ Sam Marnick
Its: SVP/Chief Administration Officer